Exhibit (i.3)

833 EAST MICHIGAN STREET ● SUITE 1800
MILWAUKEE, WISCONSIN 53202-5615

TEL ■ 414.273.3500 FAX ■414.273.5198
www.GKLAW.COM

April 27, 2021

Heartland Group, Inc.

790 North Water Street, Suite 1200

Milwaukee, WI 53202

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion dated April 30, 2014 regarding the sale of Investor Class and Institutional Class shares of the Heartland Value Fund and the Heartland Value Plus Fund and our opinion dated October 30, 2014 regarding the sale of Investor Class and Institutional Class shares of the Heartland Mid Cap Value Fund, each a series of Heartland Group, Inc. In giving this consent, however, we do not admit that we are experts or within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.
GODFREY & KAHN, S.C IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.